Ivy Funds

Independent Auditors' Consent to be Filed as Exhibit 99.B(j) to Post-Effective Amendment
No. 129 to Registration Statement No. 2-17613 on Form N-1A for Ivy Funds as of January 26, 2004

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 129 to Registration Statement No. 2-17613 on Form N-1A of Ivy Funds of our reports dated February 7, 2003 and August 8, 2003 appearing in the Annual and Semi-Annual Reports to Shareholders of Cash Reserves Fund, Cundill Global Value Fund, Dividend Income Fund, European Opportunities Fund, Global Natural Resources Fund, International Fund, International Value Fund and Pacific Opportunities Fund, comprising Ivy Funds, for the fiscal year ended December 31, 2002 and the fiscal period ending June 30, 2003, respectively, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 26, 2004